UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2024

Frontier Communications Parent, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

1919 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 445-0042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2024 (the “Amendment Signing Date”), Frontier Communications Holdings, LLC (the “Borrower”), a subsidiary of Frontier Communications Parent, Inc., entered into an amendment (the “2024 Credit Agreement Amendment”) to the existing credit agreement that governs its senior secured credit facility with certain revolving credit lenders (the “Revolving Facility”). The 2024 Credit Agreement Amendment, among other things:

1.

increases the cap on the aggregate amount of certain additional obligations permitted to be outstanding, including first lien debt, securitization and receivables facilities, and non-loan party debt, from $2,500 million to $5,500 million; provided that at least 40% of the net available cash from the first $1,915 million in securitization and receivables facilities received after the Amendment Signing Date shall be applied to prepay the Borrower’s existing term loans and other applicable indebtedness, and 100% of the net available cash from securitization and receivables facilities in excess thereof (up to the cap of $5,500 million) shall be applied to prepay the Borrower’s existing term loans and other applicable indebtedness;

2.	limits future securitizations and receivables facilities to assets located in Texas and/or Florida; and

3.

amends the financial maintenance covenant for the benefit of the Revolving Facility by, commencing with the period ending June 30, 2024, (a) including outstanding securitization and receivables facilities in the calculation of indebtedness and (b) increasing the maximum first lien leverage ratio thereunder to 5.25:1.00, with a step-down to 4.75:1.00 commencing with the period ending March 31, 2027, and continuing thereafter.

The effectiveness of the 2024 Credit Agreement Amendment is conditioned upon at least $400 million of net available cash from future securitization and receivables facilities being applied to prepay the Borrower’s existing term loans and other applicable indebtedness.

The foregoing description of the 2024 Credit Agreement Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of May 22, 2024, by and among Frontier Communications Holdings, LLC, as borrower, Frontier Video Services Inc., as grantor, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Bank USA, as revolver agent, and the additional lenders party thereto (in such capacities indicated therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: May 23, 2024	By:	/s/ Mark Nielsen
Mark Nielsen
Executive Vice President, Chief Legal & Regulatory Officer